     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         TOYOTA MOTOR CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                   ------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)


                   19300 Gramercy Place, Torrance, California
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                                   95-3775816
                   ------------------------------------------
                      (I.R.S. Employer Identification No.)


                                      90509
                   ------------------------------------------
                                   (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |X|

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. |_|


Securities to be registered pursuant to Section 12(b) of the Act

                               Title of Each Class
                               to be so Registered

                                      None
                     --------------------------------------

                     --------------------------------------


                         Name of Each Exchange on Which
                         Each Class is to be Registered

                    ---------------------------------------

                    ---------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


    $5,000,000 principal amount of 5.49% fixed rate debt securities maturing
                                January 17, 2003
--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered hereunder are $5,000,000 principal amount of 5.49% fixed rate debt securities of Toyota Motor Credit Corporation maturing January 17, 2003. Incorporated herein by reference herein is the description of these debt securities contained in the Prospectus dated January 12, 2000, the Prospectus Supplement thereto dated January 12, 2000 and the Pricing Supplement relating to these debt securities dated January 10, 2001, all comprising parts of the Registration Statement of Toyota Motor Credit Corporation (File No. 333-89659) declared effective by the Securities and Exchange Commission January 12, 2000. These debt securities are listed on the New York Stock Exchange, but the New York Stock Exchange has recently publicly announced that it will cease listing all debt securities, including these debt securities, April 30, 2001.

ITEM 2.  EXHIBITS.

The following exhibits are filed as part of this report:


EXHIBIT
NUMBERS    DESCRIPTION OF DOCUMENT
-------    -----------------------
1.         Toyota Motor Credit Corporation's Registration Statement on
           Form S-3, as amended, together with all exhibits thereto,
           filed under the Securities Act of 1933, as amended, declared effective by the Commission on January 21, 2000 (File No.
           333-89659), which is incorporated herein by reference and
           referred to below as the "Registration Statement".

2.1.       Specimen of note representing Toyota Motor Credit
           Corporation's $5,000,000 principal amount of 5.49% fixed rate debt securities maturing January 17, 2003 (incorporated herein by reference to Exhibit 4.1(b) of the Registration Statement, which in turn incorporates the same as the same numbered exhibit filed with Toyota Motor Credit Corporation's
           Registration Statement on Form S-3, File No. 33-52359).

2.2        Indenture dated as of August 1, 1991 between Toyota Motor
           Credit Corporation and The Chase Manhattan Bank, N.A.
           (incorporated herein by reference to Exhibit 4.1(a) of the Registration Statement, which in turn incorporates the same as the same numbered exhibit filed with Toyota Motor Credit
           Corporation's Registration Statement on Form S-3, File No.
           33-52359).

2.3        First Supplemental Indenture dated as of October 1, 1991 among
           Toyota Motor Credit Corporation, Bankers Trust Company and The
           Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(b) of the Registration Statement, which in turn incorporates the same as the same numbered exhibit filed with Toyota Motor Credit Corporation's Registration Statement on
           Form S-3, File No. 33-52359).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TOYOTA MOTOR CREDIT CORPORATION


                                       By: /s/ GEORGE E. BORST
                                           -------------------------------------
                                           George E. Borst
                                           President and Chief Executive Officer


Dated:  April 30, 2001












                                       3